UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1610 East Saint Andrew Place, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	CLCT	Nasdaq Global Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

Item 5.07(a) and (b)

Collectors Universe, Inc. (the “Company”) held its 2020 Annual Stockholders’ Meeting (the “Annual Meeting”) on December 10, 2020. The proposals voted on by the Company’s stockholders at the Annual Meeting consisted of (i) the election of eight (8) directors to serve on the Company’s Board of Directors (the “Board”) for a term of one year or until their successors are elected (Proposal No. 1); (ii) ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021 (Proposal No. 2); and (iii) approval, by non-binding advisory vote of the Company’s stockholders, of the compensation paid by the Company to its Named Executive Officers for its fiscal year ended June 30, 2020 (Proposal No. 3).

1. Election of Directors (Proposal No. 1). The eight candidates named below, all of whom were nominated by the Board, were the only candidates nominated for election at the Annual Meeting. As a result, the election of directors was uncontested. However, the Company’s Bylaws provide that, to be elected to the Board in an uncontested election, a candidate must receive a majority of the votes cast in the election of directors. As indicated in the table below, all eight candidates received a majority of the votes cast in the election of directors and, accordingly, were elected to serve on the Board for a term that will end at the next Annual Stockholders’ Meeting or until their respective successors are elected.

Nominees:	Shares Voted For	Percent of Shares Voted	Votes Withheld	Percent of Shares Voted

A. J. Bert Moyer	5,533,855	98.4%	91,780	1.6%
Joseph J. Orlando	5,579,351	99.2%	46,284	0.8%
Bruce A. Stevens	5,533,997	98.4%	91,638	1.6%
Kate W. Duchene	5,579,599	99.2%	46,036	0.8%
Vina M. Leite	5,579,406	99.2%	46,229	0.8%
Jon M. Sullivan	5,585,567	99.3%	40,068	0.7%
Lorraine G. Bardeen	5,579,756	99.2%	45,879	0.8%
Jennifer H. Leuer	5,580,877	99.2%	44,758	0.8%

There were a total of 2,255,790 broker non-votes in the election of directors.

2. Ratification of Appointment of Independent Registered Public Accountants (Proposal No. 2). At the Annual Meeting, the Company’s stockholders also voted on the ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for its fiscal year ending June 30, 2021. Approval of this Proposal required the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and voted on this Proposal at the Annual Meeting. The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, this Proposal:

Shares Voted For	Percent of Shares Voted	Shares Voted Against	Percent of Shares Voted	Abstentions	Percent of Shares Voted

7,829,751	99.3%	24,955	0.3%	26,719	0.4%

Brokers had discretionary authority to vote shares on this Proposal to ratify the appointment of the Company’s independent registered public accounting firm without having obtained voting instructions from the beneficial owners of the shares. Consequently, there were no broker non-votes with respect to this Proposal.

3. Approval, by Non-Binding Advisory Vote, of the Compensation of the Company’s Named Executive Officers (Proposal No. 3). The approval, by non-binding advisory vote of the stockholders, of the compensation paid by the Company to its Named Executive Officers for its fiscal year ended June 30, 2020 (the “Say-on-Pay Vote”) required the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and voted on this Proposal at the Annual Meeting. Set forth below are the results of the voting on this Proposal:

Shares Voted For Approval	Percent of Shares Voted	Shares Voted Against Approval	Percent of Shares Voted	Abstentions	Percent of Shares Voted

5,305,605	94.3%	76,854	1.4%	243,176	4.3%

There were a total of 2,255,790 broker non-votes with respect to this Proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: December 15, 2020	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace,
Senior Vice President & Chief Financial Officer

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